UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2007

Hansen Natural Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

1010 Railroad Street

Corona, California 92882

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 22, 2007, Hansen Natural Corporation (the "Company") issued a press release announcing that the Company received a notification from The Nasdaq Stock Market that the Nasdaq Listing Qualification Panel has determined that the Company has demonstrated compliance with all Nasdaq Marketplace rules.

The filing of the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2006 (which was filed with the Securities and Exchange Commission (the "SEC") on May 14, 2007) and March 31, 2007 (which was filed with the SEC on June 19, 2007) and its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (which was filed with the SEC on June 6, 2007), had been delayed pending the conclusion of an independent investigation by a special committee of the Company's Board of Directors relating to the Company's stock option grants and its stock option granting practices.

The Company is now current with all of its required filings with the SEC. As a result, Nasdaq has informed the Company that the Company’s securities will continue to be listed on The Nasdaq Stock Market.

A copy of the Company's press release is attached hereto as Exhibit 99.1.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit 99.1 - Press release dated June 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: June 22, 2007	/s/ Hilton H. Schlosberg

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Hilton H. Schlosberg

Vice Chairman of the Board of Directors,

President and Chief Financial Officer